UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2008
TIME WARNER CABLE INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001- 33335 (Commission File Number)	84-1496755 (IRS Employer Identification No.)

One Time Warner Center, North Tower, New York, New York 10019
(Address of principal executive offices)     (Zip Code)
Registrant’s telephone number, including area code: (212) 364-8200
NOT APPLICABLE
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On November 18, 2008, Time Warner Cable Inc. (the “Company”) completed its offering of $2.0 billion in aggregate principal amount of senior unsecured notes consisting of $750 million principal amount of 8 1/4% Notes due 2014 (the “2014 Notes”) and $1.25 billion principal amount of 8 3/4% Notes due 2019 (the “2019 Notes” and, together with the 2014 Notes, the “Debt Securities”). The Debt Securities are guaranteed by Time Warner Entertainment Company, L.P. and TW NY Cable Holding Inc., each a subsidiary of the Company (collectively, the “Guarantors”). In connection with the offering, on November 13, 2008, the Company and the Guarantors entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Mizuho Securities USA Inc., as representatives of the underwriters listed in Schedule II thereto (collectively, the “Underwriters”). The Underwriting Agreement contains customary representations, covenants and indemnification provisions. The offering of the Debt Securities was registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (File No. 333-151671) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2008. The terms of the Debt Securities are described in the Company’s Prospectus dated June 16, 2008, as supplemented by a final Prospectus Supplement dated November 13, 2008, as filed with the Commission on November 14, 2008. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Report and the Registration Statement.
     The Debt Securities were issued pursuant to an Indenture, dated as of April 9, 2007, as amended and supplemented (the “Indenture”), by and among the Company, the Guarantors and The Bank of New York Mellon, as trustee. The Indenture was previously described in, and included as an exhibit to, the Company’s Current Report on Form 8-K dated April 4, 2007, which was filed with the Commission on April 9, 2007.
     The 2014 Notes will mature on February 14, 2014 and the 2019 Notes will mature on February 14, 2019. The 2014 Notes will bear interest at a rate of 8 1/4% per year and the 2019 Notes will bear interest at a rate of 8 3/4% per year. Interest on the 2014 Notes and the 2019 Notes will be payable semi-annually in arrears on February 14 and August 14 of each year, beginning on February 14, 2009. The Debt Securities are unsecured senior obligations of the Company and rank equally with its other unsecured and unsubordinated obligations. The guarantees of the Debt Securities are unsecured senior obligations of the Guarantors and rank equally in right of payment with all other unsecured and unsubordinated obligations of the Guarantors.
     The Debt Securities may be redeemed in whole or in part at any time at the Company’s option at a redemption price equal to the greater of (i) 100% of the principal amount of the Debt Securities being redeemed and (ii) the sum of the present values of the remaining scheduled payments on the Debt Securities discounted to the redemption date on a semi-annual basis at a government treasury rate plus 50 basis points for both the 2014 Notes and the 2019 Notes as further described in the Indenture and the Debt

Securities, plus, in each case, accrued but unpaid interest to the redemption date. The Indenture contains customary covenants relating to restrictions on the ability of the Company or any material subsidiary to create liens and on the ability of the Company and the Guarantors to consolidate, merge or convey or transfer substantially all of their assets. The Indenture also contains customary events of default. The forms of the Debt Securities are attached as Exhibits 4.1 and 4.2 to this Report and are incorporated by reference into this Report and the Registration Statement.
     Certain of the Underwriters or their affiliates have performed and may, from time to time in the future, engage in transactions with or perform commercial and investment banking and advisory services for the Company and its affiliates, for which they have received or will receive customary fees and expenses. Certain affiliates of the Underwriters are lenders under the Company’s bank credit facilities, have committed financing to the Company for a 364-day senior unsecured bridge loan facility entered into in June 2008, the borrowings under which may be used to finance, in part, a special dividend to be paid pro rata to holders of the Company’s outstanding Class A common stock and Class B common stock (the “Special Dividend”) prior to the Company’s previously announced separation from Time Warner Inc. (“Time Warner”), and are lenders to the Company’s affiliates. Certain of the Underwriters or their affiliates are acting as financial advisors to the Company or Time Warner on the Company’s separation from Time Warner, for which they have received or will receive fees under agreements they have entered into with the Company or Time Warner, as the case may be.
     The Company intends to use the net proceeds from the issuance of the Debt Securities to fund, in part, the Special Dividend. To the extent that this separation is not consummated and, as a result, the Special Dividend is not declared, the Company will use the proceeds from the issuance of the Debt Securities for general corporate purposes, including repayment of indebtedness. As a result of this offering, the commitments of the lenders under the Company’s bridge loan facility were reduced by $1.970 billion to $1.932 billion, which excludes the $138 million commitment of Lehman Brothers Commercial Bank, due to the uncertainty of its ability to fund in light of the filing by its parent company of a petition under Chapter 11 of the U.S. Bankruptcy Code, and the commitment of Time Warner under the Company’s two-year unsecured supplemental term loan facility was reduced by $985 million to $1.535 billion.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
No.	Description

1.1	Underwriting Agreement, dated November 13, 2008, among the Company, the Guarantors and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Mizuho Securities USA Inc., on behalf of themselves and as representatives of the underwriters listed in Schedule II thereto.

4.1	Form of 8 1/4% Notes due 2014.

4.2	Form of 8 3/4% Notes due 2019.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.
By:	/s/ Robert D. Marcus
	Name:	Robert D. Marcus
	Title:	Senior Executive Vice President and Chief Financial Officer

Date: November 18, 2008

Exhibit Index

Exhibit
No.	Description

1.1	Underwriting Agreement, dated November 13, 2008, among the Company, the Guarantors and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Mizuho Securities USA Inc., on behalf of themselves and as representatives of the underwriters listed in Schedule II thereto.

4.1	Form of 8 1/4% Notes due 2014.

4.2	Form of 8 3/4% Notes due 2019.